Exhibit (n)(ii)
Powers of Attorney
KNOW ALL MEN BY THESE PRESENTS, that each person whose name appears below nominates, constitutes and appoints Bruce N. Alpert and Agnes Mullady and each of them (with power of substitution) as his true and lawful attorney-in-fact to execute and sign the Registration Statement on Form N-2 under the Securities Act of 1933 and the Investment Company Act of 1940 of The Gabelli Convertible and Income Securities Fund Inc. (the “Fund”), and all amendments and supplements thereto, and to file with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of shares or notes of the Fund, any and all exhibits and other documents requisite in connection therewith, granting unto said attorneys and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done and about the premises as fully to all intents and purposes as the undersigned officers and Directors themselves might or could do.
IN WITNESS WHEREOF, each of the undersigned Directors have hereunto set their hand this 14th day of July 2011.

/s/ Mario Gabelli	/s/ Anthony R. Pustorino

Mario Gabelli	Anthony R. Pustorino
Director	Director

/s/ E. Val Cerutti	/s/ Werner J. Roeder

E. Val Cerutti	Werner J. Roeder
Director	Director

/s/ Anthony J. Colavita	/s/ Anthonie C. van Ekris

Anthony J. Colavita	Anthonie C. van Ekris
Director	Director

/s/ Dugald A. Fletcher	/s/ Salvatore J. Zizza

Dugald A. Fletcher	Salvatore J. Zizza
Director	Director